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EXHIBIT 16



ERNST & YOUNG               Ernst & Young LLP              Phone: (404) 874-8300
                            Suite 2800                     www.ey.com
                            600 Peachtree Street
                            Atlanta, Georgia 30308-2215





March 20, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read Item 4 of Form 8-K/A dated March 20, 2002, of CompuCredit Corporation and are in agreement with the statements contained in paragraphs
(a)(1)(i) through (v) and (a)(3) therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                            /s/ Ernst & Young LLP




       Ernst & Young LLP is a member of Ernst & Young International, Ltd.